Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp
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HONG KONG
	August 28, 2026	LONDON
MUNICH
PARIS
SÃO PAULO
SEOUL
T1 Energy Inc.		SINGAPORE
1211 E 4th St.		TOKYO
Austin, Texas 78702		TORONTO

Re:	T1 Energy Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to T1 Energy Inc., a Delaware corporation (the “Company”), in connection with the resale by the selling stockholders identified on Schedule A hereto (the “Selling Stockholders”) of up to 32,258,059 shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon conversion of the Company’s outstanding 4.75% Convertible Senior Notes due 2031 (the “Convertible Notes”), issued under the Indenture, dated as of July 31, 2026 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), to the Selling Stockholders pursuant to the Note Purchase Agreements, each dated as of July 29, 2026, between the Company and the respective Selling Stockholder named therein (the “Note Purchase Agreements”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3ASR (File No. 333-292857) of the Company relating to the Securities and other securities of the Company filed on January 21, 2026 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

T1 Energy Inc.

August 28, 2026

(b) the prospectus, dated January 21, 2026 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the prospectus supplement, dated August 28, 2026 (together with the Base Prospectus, the “Prospectus”), relating to the resale of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d) executed copies of each of the Note Purchase Agreements;

(e) an executed copy of the Indenture;

(f) an executed copy of the Transaction Agreement, dated as of November 6, 2024, among T1 Energy Inc. (f/k/a FREYR Battery, Inc.) and Trina Solar (Schweiz) AG (the “Trina Agreement”);

(g) an executed copy of the Amended and Restated Cooperation Agreement, dated as of December 29, 2025, by and between T1 Energy Inc. and Trina Solar (Schweiz) AG (the “Cooperation Agreement”);

(h) an executed copy of a certificate of Harold Callo, Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(i) copies of (i) the Company’s Amended and Restated Certificate of Incorporation of the Company, certified pursuant to the Secretary’s Certificate as being in effect on December 28, 2025, and (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended, (the “Certificate of Incorporation”), certified by the Secretary of State of the State of Delaware as of August 28, 2026 and certified pursuant to the Secretary’s Certificate as being in effect on July 26, 2026, July 28, 2026 and July 29, 2026 and as of the date hereof;

(j) a copy of the Company’s Third Amended and Restated Bylaws, certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions referred to below and as of the date hereof; and

(k) copies of certain resolutions of the Board of Directors of the Company, adopted on December 28, 2025, July 26, 2026 and July 28, 2026 and certain resolutions of the Financing Transaction Committee of the Board of Directors of the Company, adopted on July 29, 2026, in each case certified pursuant to the Secretary’s Certificate.

T1 Energy Inc.

August 28, 2026

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the Certificate of Incorporation and the factual representations and warranties contained in the Note Purchase Agreements.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

As used herein, (a) “Transaction Documents” means the Note Purchase Agreements and the Indenture and (b) “Organizational Documents” means those documents listed in paragraphs (i) and (j) above.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Securities have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued upon conversion of the Convertible Notes in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.

In addition, in rendering the foregoing opinion we have assumed that:

(a) the Company’s issuance of the Securities does not and will not (i) violate any statute to which the Company or such issuance is subject (except that we do not make this assumption with respect to the DGCL), or (ii) constitute a violation of, or a breach under, or require the consent or approval of any other person under, any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Organizational Documents, the Transaction Documents or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or included as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such agreements or instruments), and we have further assumed that the Company will continue to have sufficient authorized shares of Common Stock;

(b) the Company’s authorized capital stock is as set forth in the Certificate of Incorporation, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations;

T1 Energy Inc.

August 28, 2026

(c) we call to your attention that the Trina Agreement and Cooperation Agreement are expressed to be governed by laws other than those with respect to which we express our opinion (“Non-Opined on Laws”) and the opinion expressed herein is based solely upon our understanding of the language contained in such Trina Agreement and Cooperation Agreement under the laws of the State of New York and we have not considered any substantive provisions of such Non-Opined on Laws that may be incorporated by reference therein or supplied by such laws. We do not assume any responsibility for any interpretation thereof inconsistent with such understanding and we have not consulted attorneys admitted in any other jurisdiction (including any jurisdiction where we or our affiliated firms have offices); and

(d) in rendering the opinion set forth above, we have assumed that the Conversion Price (as defined in the Indenture) will be at least equal to the par value of the Securities at the time of conversion.

This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP
MSH

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